PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                       1940 N.W. 67th Place, Suite A
                        Gainesville, Florida  32653

                         NOTICE OF ANNUAL MEETING
                        To Be Held December 3, 1996



To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 1996 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, Tuesday, December 3, 1996, at 2:00 p.m. (EST), for the following purposes:

     1.   To elect four (4) Directors to serve until the next
          Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     2.   To approve the Third Amendment to the Company's 1992
          Outside Directors Stock Option and Incentive Plan.

     3.   To approve the Company's 1996 Employee Stock
          Purchase Plan.

     4. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized shares of the Company's Common Stock from 20,000,000 shares to 50,000,000 shares.

     5. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for fiscal
          1996; and

     6. To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on October 18, 1996 will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

Perma-Fix Environmental Services, Inc.'s Annual Report for 1995 is enclosed for your convenience.

                                        By Order of the Board of
Directors


                                        Richard T. Kelecy
                                        Secretary
Gainesville, Florida
November ___, 1996

Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      1940 N.W. 67th Place, Suite A
                       Gainesville, Florida  32653

                              PROXY STATEMENT
                                  FOR THE
                    1996 ANNUAL MEETING OF STOCKHOLDERS


Solicitation

This Proxy Statement is furnished to the holders of the Common Stock (the "Common Stock") of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 1996 Annual Meeting of Stockholders to be held at the offices of the Company, 1940 N. W. 67th Place, Gainesville, Florida 32653, on Tuesday, December 3, 1996, at 2:00 p.m. (EST), and any adjournments thereof (the "Meeting"). The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit the return of proxies by tele-phone, telegram or personal interview. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith. The Company has also retained the services of Corporate Investor Communications, Inc. to aid in the solicitation of proxies for a fee of approximately $1,000, plus reasonable out-of-pocket expenses incurred by them.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person.

Mailing of Proxy Statement and Proxy Card

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about November ____, 1996.

Record Date and Voting Securities

Only the holders of Common Stock of record at the close of business on October 18, 1996 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 9,366,035 shares (excluding 920,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR", "AGAINST", "ABSTAINS" or "WITHHOLDs" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specifies that he is "WITHHOLDING" or "ABSTAINING" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

PROPOSAL 1 - ELECTION OF DIRECTORS


The Company's Certificate of Incorporation provides that the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote; vacancies in unexpired terms and any additional positions created by Board of Directors' action are filled by the existing Board of Directors.

The Company's Bylaws provide that the number of directors of the Company (the "Directors") shall be at least three (3), and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be four (4).

The Company has agreed that for five (5) years after the effective date of its Registration Statement on Form S-1, dated December 8, 1992, if requested by A. S. Goldmen & Company, Inc., the Underwriter of the Company's initial public offering (the "Underwriter"), it will use its best efforts to cause one (1) individual designated by the Underwriter to be elected by the Company's Board of Directors, which individual may be an officer, Director, employee or affiliate of the Underwriter. As of the date of this Proxy Statement, the Underwriter has not designated any particular individual to be placed on the Company's Board of Directors.

At the Meeting, four (4) Directors are to be elected to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Dr. Centofanti and Messrs. Zwecker and Gorlin are presently serving as Directors of the Company and are being nominated for reelection to the Board of Directors. Mr. Colin is not presently serving as a Director of the Company, but has been nominated for election as a member of the Board of Directors. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the four (4) nominees named below unless authority is withheld. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received one hundred twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at the address of the Company and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation
14A under the Exchange Act.

Nominees

The following sets forth, as of the date hereof, information concerning the four (4) nominees for election as Directors of the
Company:
                                    Principal Occupation and
Director/Nominee                        Other Information
______________________        _____________________________________
Dr. Louis F. Centofanti       Dr. Centofanti has served as Chairman
Chairman of the Board         of the Board of the Company since he
and Director since 1991       joined the Company in February, 1991.
Age:  53                      Dr. Centofanti also served as
                              President and Chief Executive
                              Officer of the Company from
                              February, 1991 until September,
                              1995, at which time Mr. Robert W.
                              Foster, Jr. was elected as Chief
                              Executive Officer.  Upon the
                              resignation of Mr. Foster in March,
                              1996, as President and Chief
                              Executive Officer of the Company,
                              Dr. Centofanti was again elected to
                              serve as President and Chief
                              Executive Officer of the Company.
                              From 1985 until joining the Company,
                              Dr. Centofanti served as Senior Vice
                              President of USPCI, Inc. ("USPCI"),
                              a large integrated hazardous waste
                              management company, where he was
                              responsible for managing the
                              treatment, reclamation and technical
                              groups within the company.  In 1981,
                              he founded PPM, Inc., a hazardous
                              waste management company
                              specializing in the treatment of PCB
                              contaminated oils, which was sold to
                              USPCI in 1985.  From 1978 to 1981,
                              Dr. Centofanti served as Regional
                              Administrator of the Department of
                              Energy for the southeastern region
                              of the United States.
                              Dr. Centofanti has a Ph.D. and a
                              M.S. in Chemistry from the
                              University of Michigan, and a B.S.
                              in Chemistry from Youngstown State
                              University.

Mark A. Zwecker               Mr. Zwecker has served as a Director
Director since 1990           of the Company since its inception in
Age:  45                      December, 1990.  Mr. Zwecker
                              resigned his position as Secretary
                              of the Corporation in June, 1996, at
                              which time Richard T. Kelecy was
                              appointed to this position.
                              Mr. Zwecker resigned his position as
                              Treasurer and Chief Financial
                              Officer of the Company in July, 1994
                              and is currently Vice President of
                              Finance and Administration for
                              American Combustion, Inc., a
                              position he previously held from
                              1986 to 1990.   In 1983, Mr. Zwecker
                              participated as a founder with
                              Dr. Centofanti in the start up of
                              PPM, Inc.  He remained with PPM,
                              Inc. until its acquisition in 1985
                              by USPCI.  Mr. Zwecker has a B.S. in
                              Industrial and Systems Engineering
                              from the Georgia Institute of
                              Technology and an M.B.A. from
                              Harvard University.

Steve Gorlin                  Mr. Gorlin has served as a Director
Director since 1992           of the Company since October, 1992.
Age:  58                      Mr. Gorlin is a private investor
                              working with several technology-
                              based companies.  He is presently
                              Chairman of the Board of Directors
                              of EntreMed, Inc.  Mr. Gorlin is a
                              co-founder and served as President
                              and Chairman of the Board of
                              Directors of CytRx Corporation until
                              1990.

Jon Colin                     Mr. Colin is a nominee for Director
Nominee                       of the Company.  He is a financial
Age:  40                      consultant for a variety of
                              technology-based companies.  From
                              1990 to 1996, Mr. Colin served as
                              President and Chief Executive
                              Officer for Environmental Services
                              of America, Inc., an environmental
                              services company traded on the
                              NASDAQ.  Mr. Colin has a B.S. degree
                              in Accounting from the University of
                              Maryland.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Common Stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR (4) NOMINEES AS DIRECTORS OF THE COMPANY.

Committees and Meetings of the Board of Directors

During 1995, the Board of Directors held eight (8) meetings. No Director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 1995. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

The Audit Committee reviews proposals of the Company's independent auditors regarding annual audits, recommends the engagement or discharge of auditors, reviews recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, reviews the scope of the annual audit, approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors, and reviews and discusses the audited financial statements with the auditors. The members of the Audit Committee during a portion of 1995 were Mark A. Zwecker, John C. Page and Gerald J. Gagner. Because Mr. Page did not stand for reelection as a Director in 1995 and Mr. Gagner resigned from the Board in December 1995, the Board of Directors appointed Mr. Gorlin to the Audit Committee. The Board of Directors will appoint another member of the Board after the Meeting. The Audit Committee held one
(1) meeting in 1995.

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The members of the Compensation and Stock Option Committee during 1995 were Gerald J. Gagner and Steve Gorlin. However, Mr. Gagner resigned from the Board in December 1995. After the Meeting, the Board of Directors will appoint another member of the Board to replace Mr. Gagner on this Committee. The Compensation and Stock Option Committee held one (1) meeting in 1995.

In January, 1995, the Company created a Nominating Committee to recommend to the Board of Directors the nominees for election as Directors of the Company. Members of the Nominating Committee are Steve Gorlin and Mark A. Zwecker. The Nominating Committee held one
(1) meeting in 1995.

Compensation of Directors

In 1995, the four outside Directors of the Company, which were subsequently reduced to two pursuant to the Annual Meeting in November, 1995, received, in addition to reimbursement of their expenses for attending meetings of the Board, annual fees for their services rendered to the Company as Directors ("Director Fees") in the aggregate amount of $45,000, with 65% of such Director Fees payable in shares of Common Stock based on the fair market value of such stock determined on the business day immediately preceding the date that the fee is due and the balance payable in cash. The Director Fees in 1995 were based on monthly payments of $1,000 for each month of service. The outside Directors do not receive additional compensation for committee participation or special assignments other than reimbursement of expenses. During 1995, Mark
A. Zwecker, who is a Director of the Company, but not an employee, also held the position of Secretary of the Company. Although Mr. Zwecker was not an employee of the Company during 1995, he did not receive compensation as an outside Director during 1995 because he was serving as the Secretary of the Company. During June 1995, the Company entered into a consulting arrangement ("Zwecker Consulting Agreement") with Mr. Zwecker, and, under the terms thereof, paid him $1,500 per month. Mr. Zwecker agreed to accept, in lieu of 65% of the consulting fee due at any time, to be issued a number of shares of Common Stock having a value equal to 65% of the fee based on the fair market value of such stock determined on the business day immediately preceding that date such fee is due. Under such arrangements, during 1995, Mr. Zwecker received, or is to receive, from the Company $3,675 and 3,046 shares of Common Stock for serving as a Director, and pursuant to the terms of the Zwecker Consulting Agreement. Effective June 30, 1996, Mr. Zwecker resigned as Secretary, terminated the Zwecker Consulting Agreement and became an outside Director. The Company does not compensate the Directors who also serve as officers or employees of the Company or its subsidiaries for their service as Directors.

The Company believes that it is important for Directors to have a personal interest in the success and growth of the Company and for their interests to be aligned with those of its stockholders. Therefore, under the Company's 1992 Outside Directors Stock Option and Incentive Plan ("Outside Directors Plan"), each outside Director is granted an option to purchase up to 15,000 shares of Common Stock on the date such Director is initially elected to the Board of Directors and receives on an annual basis an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the Outside Directors Plan is exercisable until after the expiration of six months from the date the option was granted and no option shall be exercisable after the expiration of ten (10) years from the date the option is granted. As of December 31, 1994, options to purchase 90,000 shares of Common Stock have been granted under the Outside Directors Plan. During 1995, the Company granted options to purchase 20,000 shares of Common Stock under the Outside Directors Plan. In addition, under an amendment to the Outside Directors Plan, approved at the Annual Meeting of Stockholders held in December, 1994, beginning January, 1995, each outside Director will, in lieu of 65% of the fees payable to the outside Director, be issued a number of shares of Common Stock having a value equal to 65% of the fee payable to each such Director based on the fair market value of such stock determined on the business day immediately preceding the date that the fee is due. The total shares of Common Stock issued, or to be issued, for 1995 in lieu of fees totalled 12,000. The number of shares of Common Stock which may be issued, in the aggregate, under the Outside Directors Plan, either under options or stock awards, is 250,000 shares, subject to adjustment. The Company is proposing the adoption by the stockholders of the Third Amendment to the Outside Directors Plan. This amendment would allow, at the option of an outside Director, that he receive 100% of his Director Fee instead of 65% of his Director Fee through the issuance of Common Stock of the Company. Additionally, under the Third Amendment, the Common Stock issued to an outside Director in lieu of cash for his Director Fee or as a stock option would be based on 75% of its fair market value as of the business day immediately preceding the date the fee is due or the stock option is granted.

Although Dr. Centofanti is not compensated for his services provided as a Director of the Company, Dr. Centofanti is compensated for his services rendered to the Company as an officer of the Company. See "Executive Compensation--Employment Contracts, Termination of
Employment and Change in Control Arrangements."

Compensation Committee Interlocks and Insider Participation

During 1995, the Compensation and Stock Option Committee for the Company's Board of Directors was composed of Gerald J. Gagner and Steve Gorlin. Neither Mr. Gagner nor Mr. Gorlin is or has been an officer or employee of the Company. Mr. Gagner resigned from the Board in December 1995.

Certain Relationships

There are no family relationships between any existing Director, executive officer, or person nominated or chosen by the Company to become a Director or executive officer. Dr. Centofanti is the only Director who is an employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder require the Company's executive officers and Directors and beneficial owners of more than ten percent (10%) of any equity security of the Company registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of the Company's equity securities with the Securities and Exchange Commission, and to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company and information provided to the Company, the Company believes that during 1995 none of the executive officers and Directors of the Company and beneficial owners of more than ten percent (10%) of the Company's Common Stock failed to timely file reports under Section 16(a), except that (i) a Form 3 was not timely filed for Jeffrey H. Sherman upon becoming an executive officer of the Company; (ii) a Form 4 was not timely filed for Robert W. Foster, Jr. upon the grant of an option to purchase 15,000 shares of the Company's Common Stock in July 1995; and (iii) Forms 5 filed in lieu of the Form 3 and Form 4 for Messrs. Foster and Sherman, filed in 1996, were filed late.


EXECUTIVE COMPENSATION

Report for the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the executive officers named below. The Company's compensation program for its executive officers, including the Chief Executive Officer, is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation and Stock Option Committee attempts to set an executive officer's compensation at a level which is similar to such officer's peers in the Company's industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company's performance. Instead, the Compensation Committee has a philosophy which recognizes individual initiative and achievement in arriving at an officer's compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which could be attained for equal positions elsewhere, but consistent with the size of the Company. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. Dr. Centofanti had a three (3) year employment agreement with the Company that expired in June, 1995. The Company has not entered into a new employment agreement with Dr. Centofanti as of October, 1996. Under the expired contract, Dr. Centofanti received an annual salary of $75,000, which was increased by the Board of Directors to an annual salary of $125,000 in October, 1994, which salary continued following the June, 1995, expiration of Dr. Centofanti's employment agreement until December, 1995, when Dr. Centofanti's salary was reduced to $65,000. See "--Employment Contracts, Termination of Employment and
Change in Control Arrangements."   Robert W. Foster, Jr. was
compensated pursuant to the terms of an employment agreement prior to his resignation from the Company, which compensation was subsequently increased from $110,000 to $135,000 upon being elected as Chief Executive Officer and President of the Company. Mr. Foster resigned as an officer and Director of the Company in March, 1996. See "--Employment Contracts, Termination of Employment and Change in Control Arrangements."

Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid, on an annual basis, to reward significant corporate accomplishments and individual initiatives demonstrated by executive officers during the prior fiscal year. The amount of cash bonus is determined by the Compensation Committee.

Stock Options

The Company's 1991 Performance Equity Plan and 1993 Nonqualified Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation and Stock Option Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers' attention on managing the Company from the perspective of owners with an equity stake in the Company. It further motivates executive officers to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.


                                The Compensation and Stock Option Committee
                                                       Steve Gorlin

Summary Compensation Table

The following table sets forth all compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 1995, 1994 and 1993 earned by or awarded or paid to the persons who were the Chairman and Chief Executive Officers of the Company during 1995.


                                 Annual Compensation
                            _______________________________________
                                                         Other
Name and                                                 Annual
Principal                                                Compen-
Position           Year      Salary($)     Bonus ($)     sation ($)
_____________     ______    __________    __________    ___________
Dr. Louis F.       1995      120,000          -              -
Centofanti(1)      1994       80,000          -              -
Chairman of        1993       75,000          -              -
the Board and
Chief Execu-
tive Officer

Robert W.          1995      130,000        5,000            -
Foster, Jr.(2)
President and
Chief Execu-
tive Officer


        Long-Term
       Compensation
___________________________
Restricted                           All
  Stock            Options/         Other
 Award(s)            SARs          Compen-
   ($)               (#)          sation ($)
____________        ________      __________
    -                20,000            -
    -                   -              -
    -                   -              -

    -                78,000(3)         -


____________________

(1) Dr. Centofanti, the Company's Chairman of the Board, Chief Executive Officer and President received compensation pursuant to an employment agreement, which provided for annual compensation to Dr. Centofanti of $75,000 beginning June 1992 and expiring in June 1995. Effective October 1994, Dr. Centofanti was awarded a salary increase to $125,000, which was subsequently reduced to $65,000 in December 1995. Dr. Centofanti's current annual salary is $65,000. Dr. Centofanti also served as President and Chief Executive Officer of the Company during 1994 and until September 1995, when Robert W. Foster was elected as President and Chief Executive Officer of the Company. At such time, Dr. Centofanti continued to serve as Chairman of the Board of the Company. Upon Mr. Foster's resignation, Dr. Centofanti resumed the positions of President and Chief Executive Officer, Jr. effective March 15, 1996, and continues as Chairman of the Board.

(2) Mr. Foster resigned from his positions of President and Chief Executive Officer of the Company effective March 15, 1996, and the parties agreed to terminate his employment agreement effective as of the date of such termination. The Company and Mr. Foster simultaneously entered into a consulting agreement. See "--Employment Contracts, Termination of Employment and Change in Control Arrangements" and "--Certain Relationships and Related Transactions."

(3) These options terminated upon Mr. Foster's resignation and are no longer outstanding.

Options/SAR Grants in Last Fiscal Year

The following table sets forth the information concerning individual grants of stock options and SARs made during the last completed fiscal year to each of the executive officers named in the summary compensation table.

                               Individual Grants
_________________________________________________________________
                                        % of Total
                           Number of     Options/
                           Securities      SARs
                           Underlying   Granted to  Exercise
                            Options/    Employees   or Base   Expir-
                              SARs      in Fiscal    Price    ation
       Name                Granted (#)    Year       ($/Sh)   Date
________________________   ___________  ___________  ________  _______
Dr. Louis F. Centofanti      20,000        9.6%       $2.88    1/10/05

Robert W. Foster, Jr.(1)     63,000       30.3%       $2.88    1/10/05
                             15,000        7.2%       $2.47    7/19/05


Potential Realizable
  Value at Assumed
Annual Rates of Stock
Price Appreciation for
     Option Term
______________________
5% ($)        10% ($)
_______       _________
$ 36,000      $ 92,000

$114,000      $289,000
  23,000        59,000

_______________________

(1) Mr. Foster's options terminated upon his resignation as President and Chief Executive Officer of the Company, effective March 15, 1996.

Aggregated Option Exercises in 1995 and Fiscal Year-End Option
Values

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:


                                                       Number of
                            Shares                    Unexercised
                           Acquired                   Options at
                             on        Value         Year-End($)(2)
                           Exercise   Realized     ___________________
                            (#)(1)     ($)(1)      Exer-       Unexer-
                                                   cisable     cisable
                          _________   _______      ________    _______

Dr. Louis F. Centofanti       0          $0         30,456      19,307

Robert W. Foster, Jr.(3)      0          $0         28,000     127,000



Value of Unexercised
in-the-Money Options
at Fiscal Year-End($)(2)
_______________________
Exer-        Unexer-
cisable      cisable
________     __________
 $0            $0
 $0            $0

_______________________

(1)    No options were exercised during 1995.

(2) Values have been calculated based on the closing bid price of the Company's Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on December 31, 1995, which was $1.188 per share. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise. As of December 31, 1995, the unexercised options were not in the money since the fair market value of the underlying securities was less than the exercise price of such options, and, as a result, were not in the money options.

(3) Mr. Foster's options terminated upon his resignation as President and Chief Executive Officer of the Company, effective March 15, 1996.

401(k) Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan which is intended to comply under Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Security Act of 1974 (the "401(k) Plan"). All full-time employees of the Company and its subsidiaries who have attained the age of twenty-one (21) are eligible to participate in the 401(k) Plan. Participating employees may make annual pre-tax contributions to their accounts up to fifteen percent (15%) of their compensation, up to a maximum amount as limited by law. The Company, at its discretion, may make matching contributions based on full-time employees' elective contributions. Company contributions vest twenty percent (20%) after two (2) years, forty percent (40%) after three (3) years, sixty percent (60%) after four (4) years, eighty percent (80%) after five (5) years, and are one hundred percent (100%) vested thereafter. As of December 31, 1995, the Company has elected not to provide any matching contributions. Distributions generally are payable in lump sums upon termination, retirement, death or disability.

Employment Contracts, Termination of Employment and Change in
Control Arrangements

Dr. Centofanti had a three (3) year employment agreement with the Company that expired in June, 1995. The Company has not entered into a new employment agreement with Dr. Centofanti as of October, 1996. Under the expired contract, Dr. Centofanti received an annual salary of $75,000, which was increased by the Board of Directors to an annual salary of $125,000 in October, 1994, which salary continued following the June, 1995, expiration of Dr. Centofanti's employment agreement until December, 1995, when Dr. Centofanti's salary was reduced to $65,000. For a period of one (1) year following termination of his employment with the Company, Dr. Centofanti is prohibited from engaging in activities or undertaking employment with any company or business in competition with the Company. Dr. Centofanti is entitled to participate in the Company's 1991 Performance Equity Plan and the Company's 1993 Nonqualified Stock Option Plan, in addition to all other benefits and plans which the Company may from time to time provide its employees.

In June, 1994, the Company entered into a three (3) year employment agreement with Robert W. Foster, Jr. Under the Agreement, Mr. Foster was to receive an annual salary of $110,000, which was subsequently increased to $135,000 during 1995, as determined by the Compensation and Stock Option Committee. However, in conjunction with the Company's restructuring program, the Company and Mr. Robert
W. Foster, Jr. agreed to Mr. Foster's resignation as President, Chief Executive Officer and Director of the Company, and to termination of Mr. Foster's employment agreement with the Company, effective March 15, 1996. The Company agreed to severance benefits of $30,000 in cash plus continuation of certain employee benefits. In addition, the Company and Mr. Foster entered into a consulting agreement with a term of three (3) months and compensation of a minimum of approximately $171,000 payable in the form of Common Stock, par value $.001, of the Company. Based upon a stock price at the close of business on April 1, 1996, the Company issued approximately 152,000 shares of Common Stock to Mr. Foster relative to this agreement. The fair market value of the 152,000 shares exceeded $171,000 on the ninetieth (90th) day after March 15, 1996 and, as a result, Mr. Foster reimbursed to the Company approximately $41,000 of such excess proceeds. Mr. Foster agreed to certain non-competition conditions for a period of one (1) year following the date of such consulting agreement.

The Company's 1991 Performance Equity Plan and the 1993 Nonqualified Stock Option Plan (collectively, the "Plans") provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement. As a result, all outstanding stock options and awards granted under the Plans to the executive officers of the Company shall immediately become exercisable upon such a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1994, the Company made a private offering to accredited investors (the "Private Placement") of units ("Units"), each Unit consisting of 10,000 shares of Common Stock and 20,000 Class B Warrants to Purchase Common Stock (the "Class B Warrants"). The
Class B Warrants are for a term of five (5) years from June 17, 1994. Each Class B Warrant entitles the holder thereof to purchase one (1) share of Common Stock for $5.00. The Class B Warrants are subject to certain antidilution provisions. Under certain conditions, the Class B Warrants are redeemable by the Company at a redemption price of $0.05 per Class B Warrant, provided that the market price of the Common Stock shall exceed an average price of $8.00 per share. In connection with the Private Placement, the Company issued to D. H. Blair Investment Banking Corporation ("Blair Banking"), a beneficial owner of more than five percent (5%) of the Common Stock, a warrant to purchase up to 202,500 shares of Common Stock (the "Blair Warrant") as a result of Blair Banking having provided names of accredited investors to the Company that resulted in sales of more than $1,000,000 in Units in the Private Placement and paid to Blair Banking $202,500 in connection with such sales under the Private Placement. The Blair Warrant is for a term of five (5) years and provides for an exercise price of $3.625 per share. The Blair Warrant is subject to certain antidilution provisions. Also, in connection with the Private Placement, Dr. Louis F. Centofanti, Chairman of the Board and Chief Executive Officer of the Company, purchased two Units from the Company, which consisted of 20,000 shares of Common Stock and Class B Warrants to purchase up to 40,000 shares of Common Stock. The purchase price paid for the two Units was $60,000.

In September, 1996, the Company issued a warrant ("Gorlin Warrant") to Steve Gorlin, a Director of the Company, for services rendered, other than those rendered as a Director, to the Company. The Gorlin Warrant allows the holder to purchase 200,000 shares of Common Stock of the Company for $1.75 per share from January 1, 1997, until September 15, 1999. The Gorlin Warrant is subject to certain antidilution provisions.

In March, 1996, the Company entered into a Stock Purchase Agreement with Dr. Centofanti, whereby the Company sold, and Dr. Centofanti purchased, 133,333 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors of the Company. During February 1996, Dr. Centofanti tendered to the Company $100,000 for such 133,333 shares by delivering to the Company $86,028.51 and forgiving $13,971.49 that was owing to Dr. Centofanti by the Company for expenses incurred by Dr. Centofanti on behalf of the Company. On the date that Dr. Centofanti notified the Company of his desire to purchase such shares, the closing bid price as quoted on the NASDAQ for the Company's Common Stock was $1.00 per share.

In June, 1996, the Company entered into a second Stock Purchase Agreement with Dr. Centofanti, whereby the Company sold, and Dr. Centofanti purchased, 76,190 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock (closing bid of $1.75 on June 11, 1996), as previously authorized by the Board of Directors of the Company. Dr. Centofanti tendered to the Company $100,000 for such 76,190 shares of Common Stock.

In March, 1996, Robert W. Foster, Jr. resigned as President, Chief Executive Officer and a Director of the Company, and as an officer and Director of the Company's subsidiaries and terminated his employment agreement with the Company pursuant to the terms of a Termination and Severance Agreement (the "Termination Agreement") between the Company and Mr. Foster, and effective as of the date of such termination, the Company and Mr. Foster entered into a consulting agreement dated March 15, 1996. See "Executive Compensation--Employment Contracts, Termination of Employment and Change in Control Arrangements" for further discussion.

In September, 1996, the Company issued a warrant to Blair Banking ("Blair Warrant Two") for investment banking services provided to the Company. The Blair Warrant Two allows the holder to purchase 200,000 shares of Common Stock of the Company for $1.75 per share from January 1, 1997, until September 15, 1999. The Blair Warrant Two is subject to certain antidilution provisions.

During February, 1996, the Company entered into two (2) different offshore transactions with RBB Bank Aktiengesellschaft ("RBB Bank"). In the first transaction, the Company sold to RBB Bank 1,100 shares of a newly created Series 1 Class A Preferred Stock, par value $.001 ("Series 1 Preferred"), for $1,000 per share, for an aggregate purchase price of $1,100,000, pursuant to an Offshore Securities Subscription Agreement, dated February 9, 1996. In the second transaction, the Company sold to RBB Bank 330 shares of a newly created Series 2 Class B Preferred Stock, par value $.001 ("Series
2 Preferred"), for $1,000 per share for an aggregate sales price of $330,000, pursuant to an Offshore Securities Subscription Agreement, dated February 22, 1996. The Series 1 Preferred and the Series 2 Preferred are collectively referred to herein as "RBB Preferred Stock." In connection with both transactions, the Company paid placement fees totaling $209,000. The RBB Preferred Stock was convertible at any time, commencing forty-five (45) days after issuance, into shares of the Company's Common Stock at a conversion price equal to the aggregate value of the shares of the RBB Preferred Stock being converted, together with all accrued but unpaid dividends thereon, divided by the "Average Stock Price" per share (the "Conversion Price"). The Average Stock Price was defined as the lesser of (i) seventy percent (70%) of the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the date of subscription by the holder or (ii) seventy percent (70%) of the average daily closing bid prices of the Common Stock for a period of five (5) consecutive trading days immediately preceding the date of conversion of the RBB Preferred Stock. The RBB Preferred Stock entitled the holder thereof to receive dividends accruing at the rate per share of five percent (5%) per annum of consideration paid for each share of the RBB Preferred Stock, or $50.00 per annum, payable in arrears at the rate of $12.50 for each full calendar quarter. Dividends on the RBB Preferred Stock were paid at the election of the Company by the issuance of shares of Common Stock. During 1996, all outstanding shares of the RBB Preferred Stock were converted into approximately 1,970,000 shares of Common Stock of the Company, which includes approximately 17,000 shares issued by the Company in satisfaction of accrued dividends. Pursuant to the Subscription Agreement for the issuance of Series 3 Class C Convertible Preferred Stock, as discussed below, 920,000 of these shares of converted Common Stock were purchased by the Company at a purchase price of $1,770,000. As a result of such conversions, the RBB Preferred Stock is no longer outstanding.

During July, 1996, the Company issued 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock, par value $.001 per share ("Series 3 Preferred") at a price of $1,000 per share, for an aggregate sales price of $5,500,000, and paid placement and closing fees as a result of such transaction of approximately $360,000. The transaction was pursuant to a Subscription and Purchase Agreement ("Subscription Agreement") between the Company and RBB Bank and included the Company granting to RBB Bank two Warrants to purchase up to 2,000,000 shares of the Company's Common Stock, with 1,000,000 shares of Common Stock exercisable at $2.00 per share and 1,000,000 shares of Common Stock exercisable at $3.50 per share (collectively, the "RBB Warrants"). The RBB Warrants are for a term of five (5) years and may be exercised at any time after December 31, 1996, and until the end of the term of such Warrants. The Series 3 Preferred is not entitled to any voting rights, except as required by law. Dividends on the Series 3 Preferred accrue at a rate of six percent (6%) per annum, payable semi-annually as and when declared by the Board of Directors, and such dividends are cumulative. Dividends shall be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Dividends are paid in Common Stock, each share of outstanding Series 3 Preferred shall receive shares of Common Stock equal to the quotient of (i) six percent (6%) of $1,000 divided by (ii) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the applicable dividend declaration date.

RBB Bank may convert the Series 3 Preferred into Common Stock of the Company as follows: (i) up to 1,833 shares on or after October 1, 1996; (ii) an additional 1,833 shares on or after November 1, 1996; and (iii) the balance on or after December 1, 1996. The conversion price shall be the product of (i) the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by (ii) seventy-five percent (75%). The conversion price shall be a minimum of $.75 per share or a maximum of $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, after July 1, 1996, the Company sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters ("Minimum Conversion Price Reduction"). For the purpose of determining whether the Company has had a net loss in each of two
(2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination. Subject to the closing bid price of the Company's Common Stock at the time of conversion and the other conditions which could increase the number of shares to be issued upon conversion, the Series 3 Preferred, if all of the shares of Series 3 Preferred were converted, such could be converted into between approximately 3,700,000 and approximately 7,300,000 shares of Common Stock, or more pursuant to the Minimum Conversion Price Reduction. See "Certain Beneficial Owners--Potential Change in Control." The Common Stock issuable on the conversion of the Series 3 Preferred is subject to certain registration rights pursuant to the Subscription Agreement, pursuant to which a Form S-3 Registration Statement was filed by the Company with the Securities and Exchange Commission during October 21, 1996.

Under the terms of the Subscription Agreement, from the net proceeds of the sale of the Series 3 Preferred (approximately $5,100,000) received by the Company after payment of placement fees to brokers, legal fees and other expenses, the Company purchased from RBB Bank 920,000 shares of Common Stock of the Company acquired by RBB Bank upon conversion of the Company's Series 1 Preferred and Series 2 Preferred for $1,770,000.

In June, 1995, the Company entered into a consulting agreement ("Zwecker Consulting Agreement") with Mark A. Zwecker, a Director, to provide certain financial consulting services to the Company. Under this arrangement, the Company paid to Mr. Zwecker a consulting fee of $1,500 per month. Mr. Zwecker agreed to accept, in lieu of 65% of the consulting fee due at any time, to be issued a number of shares of Common Stock having a value equal to 65% of the fee based on the fair market value of such stock determined on the business day immediately preceding that date such fee is due. The consulting agreement was terminated effective June 30, 1996, pursuant to Mr. Zwecker's resignation as Secretary and the corresponding appointment of Richard Kelecy as the Company's Secretary. As a result of the above, Mr. Zwecker will receive compensation consistent with all other outside Directors. From January, 1995, through September 30, 1996, Mr. Zwecker received, or is to receive, from the Company $7,875.00 and 8,947 shares of Common Stock under the Zwecker Consulting Agreement and the above-described arrangements.

In June, 1994, the Company acquired from Quadrex Corporation ("Quadrex") and its wholly-owned subsidiary, Quadrex Environmental Company ("QEC"), three businesses ("Quadrex Acquisitions"). Quadrex
and QEC are collectively referred to as "Quadrex."   As
consideration for the Quadrex Acquisitions, the Company assumed certain debts of Quadrex and QEC and issued to Quadrex 575,659 shares of the Company's Common Stock and agreed to issue to Quadrex up to an additional 1,479,413 shares of Common Stock upon certain conditions being met, with such balance being subject to reductions under certain conditions. Subsequent to the closing of the Quadrex Acquisitions, the Company issued to Quadrex during 1995 an additional 94,377 shares of Common Stock upon certain conditions being met and certain disputes and disagreements had arisen among the parties as to whether under the terms of the Quadrex Acquisitions the conditions required for delivery of the balance of such shares have been met, and, even if conditions had been met, the amount of such shares subject to reduction. In February, 1995, Quadrex filed for federal bankruptcy protection. During 1995 and subsequent to Quadrex's bankruptcy, the Company and Quadrex entered into a Settlement Agreement resolving their differences in connection with the Quadrex Acquisitions without resorting to litigation. Under the terms of the Settlement Agreement, the Company issued to Quadrex in November 1995 an additional 1,041,000 shares of Common Stock, in full and complete settlement of any and all claims which the parties may have against each other relating to the Quadrex Acquisitions.

The Company believes that each of the transactions set forth above involving affiliates, officers or Directors of the Company was or is on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. The Company has adopted a policy that any transactions or loans between the Company and its Directors, principal stockholders or affiliates must be approved by a majority of the disinterested Directors of the Company and must be on terms no less favorable to the Company than those obtainable from unaffiliated third parties.

The Company acquired Perma-Fix of Memphis, Inc., a subsidiary of the Company (f/k/a American Resource Recovery Corporation ["ARR"]), located in Memphis, Tennessee ("PFM"), in December, 1993, from Billie Kay Dowdy ("Dowdy"), who was the sole stockholder of PFM immediately prior to such acquisition, and, in connection therewith, issued to Dowdy 601,500 shares of Common Stock, which represented more than five percent (5%) of the Company's outstanding shares of Common Stock. During 1996, Dowdy ceased being the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock. In connection with such acquisition, Ms. Dowdy agreed to defend, indemnify and hold harmless the Company and PFM under certain conditions. During September, 1994, PFM was sued by Community First Bank ("Community First") to collect a note in the principal sum of $341,000 that was allegedly made by ARR to CTC Industrial Services, Inc. ("CTC") in February, 1987 (the "Note"), and which was allegedly pledged by CTC to Community First in December, 1988, to secure certain loans to CTC. This lawsuit, styled Community First Bank v. American Resource Recovery Corporation, was instituted on September 14, 1994, and is pending in the Circuit Court, Shelby County, Tennessee. The Company was not aware of the Note nor its pledge to Community First at the time of the Company's acquisition of PFM in December, 1993. The Company has filed a third party complaint against Dowdy in the lawsuit to defend and indemnify the Company and PFM from and against this action under the terms of the agreement relating to the Company's acquisition of PFM. Dowdy has agreed to indemnify and defend the Company and PFM under certain conditions. The Company intends to vigorously defend itself in connection with this lawsuit.

In May 1995, PFM became aware that the U.S. District Attorney for the Western District of Tennessee and the Department of Justice were investigating certain prior activities of W. R. Drum Company, its successor, First Southern Container Company, and any other facility owned or operated, in whole or in part, by Johnnie Williams, which activities were generally prior to the time the Company acquired PFM. PFM used W. R. Drum Company to dispose of certain of its used drums. In May 1995, PFM received a Grand Jury Subpoena which demanded the production of any documents in the possession of PFM pertaining to W. R. Drum Company, First Southern Container Company, or any other facility owned or operated, or held in part, by Johnnie Williams. PFM complied with the Grand Jury Subpoena. Thereafter, in September of 1995, PFM received another Grand Jury Subpoena for documents from the Grand Jury investigating W. R. Drum Company, First Southern Container Company and/or Johnnie Williams. PFM complied with the Grand Jury Subpoena. In December 1995, representatives of the Department of Justice advised PFM that it was also currently a subject of the investigation involving W. R. Drum Company, First Southern Container Company, and/or Johnnie Williams. Since that time, however, PFM has had no contact with representatives of either the United States District Attorney's office for the Western District of Tennessee or the Department of Justice, and is not aware of why it is also a subject of such investigation. In accordance with certain provisions of the Agreement and the Plan of Merger relating to the prior acquisition of PFM, on or about January 2, 1996, PFM notified Ms. Billie K. Dowdy of the foregoing, and advised Ms. Dowdy that the Company and PFM would look to Ms. Dowdy to indemnify, defend and hold the Company and PFM harmless from any liability, loss, damage or expense incurred or suffered as a result of, or in connection with, this matter.

CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.
Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section
13(d) of the Securities Exchange Act of 1934, as amended. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days from the Record Date.

                                                  Nature of       Percent
         Name of                    Title         Beneficial        of
     Beneficial Owner              of Class       Ownership       Class(1)
_____________________________      ________      ___________      ________
Steve Gorlin(2)(3)                 Common         608,024(3)       6.33%

D. H. Blair Investment
 Banking Corporation(4)            Common         498,117(4)       5.16%

Dr. Louis F. Centofanti(2)(5)      Common         657,820(5)       6.96%

American Ecology Corporation(6)    Common         795,000(6)       8.49%

RBB Bank Aktiengesellschaft(7)     Common       4,860,728(7)      36.28%
                                                _________        ______
                                   Preferred        5,500(7)     100.00%
_______________________

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 9,366,035 shares of Common Stock issued and outstanding on the Record Date, plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within
       (60) days.

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) Mr. Gorlin has sole voting and investment power over these shares which include: (i) 363,793 shares held of record by Mr. Gorlin; (ii) 206,701 shares receivable upon exercise of warrants to purchase Common Stock; and (iii) options to purchase 30,000 shares granted pursuant to the 1992 Outside Directors Stock Option Plan which are immediately exercisable; and (iv) 7,530 shares that are to be issued to Mr. Gorlin within the next 60 days in lieu of 65% of the Director Fees due to Mr. Gorlin for services as a Director (see "Executive Compensation -- Compensation of Directors"). Does not include 200,000 shares which Mr. Gorlin has the right to acquire on and after January 1, 1997, until September 15, 1999, under the terms of a warrant granted by the Company to Mr. Gorlin in September, 1996. See "Certain Relationships and Related Transactions."

(4) Includes the following shares: 206,701 shares owned of record by Blair Banking and an additional 291,416 shares that Blair Banking has the right to acquire under warrants which are immediately exercisable. Does not include (i) 570,494 shares which are beneficially owned by Steve Gorlin and are pledged to J. Morton Davis and Blair Banking pursuant to a Pledge Agreement, dated June, 1992, or (ii) 200,000 shares which Blair Banking has the right to acquire on or after January 1, 1997, until September 15, 1999, under the terms of a warrant granted by the Company to Blair Banking in September, 1996. See "Certain Relationships and Related Transactions." Mr. Davis is the sole stockholder and a director of an entity which is the sole stockholder of Blair Banking. As a result, Blair Banking and Mr. Davis may be deemed to share the voting and investment power over the shares owned by Blair Banking or which Blair Banking has the right to acquire under the warrants. The address of Blair Banking is 44 Wall Street, New York, New York 10005.

(5) These shares include (i) 571,744 shares held of record by Dr. Centofanti; (ii) 45,000 shares receivable upon exercise of warrants to purchase Common Stock; and (iii) options to purchase 33,763 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Nonqualified Stock Option Plan, which are immediately exercisable. This amount does not include options to purchase 16,000 shares granted pursuant to the above referenced plans which are not exercisable within sixty (60) days. Dr. Centofanti has sole voting and investment power of these shares, except the following shares for which Dr. Centofanti shares voting and investment power:
       4,000 shares and 500 shares receivable upon the exercise of warrants to purchase Common Stock held by the wife of Dr. Centofanti and 2,500 shares and 313 shares receivable upon the exercise of warrants to purchase Common Stock held by the son of Dr. Centofanti's wife.

(6) American Ecology Corporation ("AEC") has sole voting and investment power over these shares. The address for AEC is 5333 Westheimer, Suite 1000, Houston, Texas 77056-5407.

(7) The outstanding shares of Preferred Stock consist of the Series 3 Preferred that RBB Bank acquired from the Company pursuant to the Subscription Agreement. The holders of the Series 3 Preferred have no voting rights, except as required by law. The shares of Common Stock included as beneficially owned by RBB Bank in this table are shares that RBB Bank would be entitled to receive upon conversion of all of the Series 3 Preferred Stock held by RBB Bank (assuming that the average of the closing bid prices of the Common Stock for the five (5) trading days prior to conversion equals or exceeds $2.00 per share), and the number of shares of Common Stock noted is based on the assumption that RBB Bank converted such shares of Series 3 Preferred into the maximum number possible. Does not include (i) 2,000,000 shares of Common Stock that RBB Bank has the right to acquire upon exercise of the RBB Warrants, which entitle RBB Bank to purchase 2,000,000 shares of Common Stock after December 31, 1996, at an exercise price of $2.00 per share for 1,000,000 shares, and $3.50 a share for 1,000,000 shares, or (ii) shares of Common Stock that RBB Bank may receive in payment of the accrued dividends on the Series 3 Preferred. See "Certain Relationships and Related Transactions" and "--Potential Change in Control." RBB Bank has advised the Company that it is holding the Preferred Stock on behalf of 43 clients of RBB Bank and that no client is the beneficial owner of more than 250 shares of such Preferred Stock. RBB Bank may be considered to be the beneficial owner of these shares with such clients. See "Certain Relationships and Related Transactions." RBB Bank's address is Burgring 16, 8010 Graz, Austria.

Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each Director and nominee and Named Executive Officers of the Company listed in the Summary Compensation table and all Directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within sixty (60) days from the Record Date. All voting securities are owned both of record and beneficially unless otherwise indicated.

                                   Number of Shares
         Name of                   of Common Stock        Percentage of
     Beneficial Owner              Beneficially Owned     Common Stock(1)
_____________________________      __________________     _______________
Dr. Louis F. Centofanti(2)(3)          657,820(3)              6.96%

Richard T. Kelecy(2)(4)                  6,000(4)               *

Mark A. Zwecker(2)(5)                  198,575(5)              2.11%

Steve Gorlin(2)(6)                     608,024(6)              6.33%

Jon Colin(7)                                 -                   -

Directors and Executive              1,470,419(8)             15.10%
Officers as a Group
(4 persons)

* Indicates beneficial ownership of less than one percent (1%).
____________________

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) See footnote (5) of the table under "Security Ownership of Certain Beneficial Owners."

(4) Does not include options to purchase 84,000 shares of Common Stock granted pursuant to the 1993 Nonqualified Stock Option Plan which are not exercisable within sixty (60) days.

(5) Mr. Zwecker has sole voting and investment power over these shares which include (i) 158,746 shares of Common Stock held of record by Mr. Zwecker; (ii) 14,882 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan; (iii) 1,000 options to purchase Common Stock pursuant to the 1993 Nonqualified Stock Option Plan, which are immediately exercisable; (iv) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option Plan which are immediately exercisable; and (v) 8,947 shares that are to be issued to Mr. Zwecker in the next 60 days in lieu of 65% of his consulting fee. See "Executive Compensation --

       Compensation of Directors." Does not include options to purchase 4,000 shares of Common Stock granted pursuant to the 1993
       Nonqualified Stock Option Plan which are not exercisable within sixty (60) days.

(6) See footnote (3) of the table under "Security Ownership of Certain Beneficial Owners."

(7)    Mr. Colin is a nominee for election as a Director of the Company.
       As of the Record Date, Mr. Colin did not beneficially own any voting securities of the Company. His address is 13 Meadow Lane, Old Bridge, New Jersey 08857.

(8) Includes 252,514 shares receivable upon exercise of warrants to purchase Common Stock and options to purchase 100,645 shares of Common Stock which are immediately exercisable. Does not include 2,504,000 shares of Common Stock covered by options and warrants which are not exercisable within sixty (60) days from the Record Date.

Potential Change in Control

If RBB Bank were to acquire approximately 7,300,000 shares of Common Stock upon conversion of the Series 3 Preferred, which is the maximum number of shares of Common Stock that RBB Bank could acquire upon conversion of the Series 3 Preferred assuming the conversion price is based on the minimum conversion price of $.75 a share and as a result of the average of fair market value of the Common Stock being $1.00 or less within five (5) trading days immediately preceding the conversion date and assuming such minimum conversion price is not reduced pursuant to the terms of the Series 3 Preferred and it exercised all of the RBB Warrants, RBB Bank would own approximately 10,500,000 shares of Common Stock, or approximately fifty-three percent (53%) of the outstanding shares of Common Stock of the Company, assuming no other shares of Common Stock are issued by the Company, no other warrants or options issued by the Company are exercised, the Company does not acquire additional shares of Common Stock as treasury shares and RBB Bank does not dispose of any such shares. In such event, RBB Bank would have a sufficient number of voting shares of the Company to result in a change in control of the Company. See "--Security Ownership of Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

COMMON STOCK PRICE PERFORMANCE GRAPH

The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholders' returns on its Common Stock during the years 1992 through 1995, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095 Index ("Industry Index") assuming the investment of $100 on December 31, 1991. Pursuant to Item
402(l)(2) of Regulation S-K, the price performance graph covers only a four year period rather than a five year period because the Common Stock was first registered under section 12 of the Exchange Act in 1992.

Due to the constraints of the EDGAR system, the performance graph in a line graph format) has been omitted. The following table has been provided to take its place in the EDGAR filing. The following table compares the yearly percentage change in the cumulative total stockholder return assuming reinvestment of dividends, if any, of
(i) the Company, (ii) the published industry index of Media General Industry Group 095 ("Industry Index"), and (iii) the NASDAQ Market Index ("Broad Market"). The table set forth covers the period from year-end 1991 through year-end 1995.

                            FISCAL YEAR ENDING


                 1991    1992      1993      1994     1995
                 _____  ______    ______     _____    _____
Company          100    115.38     75.00     48.08     18.27
Industry Ind.    100     99.18     74.46     67.27     84.35
Broad Mkt.       100    102.56    123.02    129.17    167.54


Assumes $100 invested at year-end 1990 in the Company, the Industry Index and the Broad Market.

The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

PROPOSAL 2: APPROVAL OF THE THIRD AMENDMENT TO THE COMPANY'S 1992
OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN

General.  The 1992 Outside Directors Stock Option and Incentive Plan
(the "Outside Directors Plan"), as adopted and first amended by the Board of Directors of the Company, was approved by the Company's stockholders on November 12, 1993. As originally adopted, the Outside Directors Plan authorized the grant of nonqualified stock options to each Director of the Company who is not an employee of the Company ("Eligible Director"), with each Eligible Director automatically receiving an initial option to purchase 15,000 shares of Common Stock, and thereafter, on each anniversary of the granting of the initial option, receiving an option to purchase 5,000 shares of Common Stock. The exercise price for each such option was, and will be, the fair market value of the Common Stock on the date of issuance of the option and each such option will expire ten (10) years after issuance. The first amendment to the Outside Directors
Plan added a provision requiring that no options granted under the Outside Directors Plan may be exercised for a period of six (6) months following the date the option is granted. The second amendment to the Outside Directors Plan ("Second Amendment") amended a number of aspects of the Outside Directors Plan, including (i) changing its name to the "Outside Directors Stock Option and Incentive Plan";
(ii) increasing from 100,000 to 250,000 the number of shares reserved for issuance under the Outside Directors Plan, and (iii) providing for, in addition to the granting of options, automatic issuance to each Eligible Director of a certain number of shares of Common Stock determined as discussed below under "Grant of Stock
Awards" in lieu of sixty-five percent (65%) of the cash payment of the fee payable to each Eligible Director for services rendered as a Director of the Company ("Director Fees"). The Second Amendment was approved by the Board of Directors on October 6, 1994, and the stockholders on December 12, 1994. On September 19, 1996, the
Company's Board of Directors approved, subject to stockholder approval, the third amendment to the Outside Directors Plan ("Third Amendment") to, among other things, (i) provide that each Eligible Director shall have the option of receiving one hundred percent
(100%), instead of sixty-five percent (65%), of his Director Fees in the form of Common Stock of the Company; (ii) provide that the number of shares of Common Stock to be issued to each Eligible
Director under the Outside Directors Plan ("Stock Award") in lieu of a cash payment of fees due to an Eligible Director shall be determined by valuing the Common Stock at seventy-five percent (75%) of the Fair Market Value of the Common Stock; and (iii) eliminate the restriction that the Outside Directors Plan may only be changed every six (6) months.

Principal features of the Third Amendment to the Outside Directors Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the Third Amendment, as set forth in Exhibit "A" to this Proxy Statement. The maximum number of shares of Common Stock of the Company that may be issued under the Outside Directors Plan is 250,000 shares (subject to adjustment as provided in the Outside Directors Plan). Shares of Common Stock subject to options that are canceled or expired without the delivery of shares of Common Stock will again be available for awards under the Outside Directors Plan. The shares of Common Stock to be delivered under the Outside Directors Plan will be made available from the authorized and unissued shares of the Company or from treasury shares.

Eligibility. Each Eligible Director is entitled to receive awards under the Outside Directors Plan. As of the date of this Proxy Statement, two (2) persons are eligible to participate in the Outside Directors Plan. If additional Eligible Directors are added to the Company's Board of Directors, they will be eligible to participate in the Outside Directors Plan. In addition to the current two (2) Eligible Directors, the Company has nominated one
(1) additional non-employee for election as a Director. See "Election of Directors."

Grant of Options. The Outside Directors Plan provides for the automatic grant by the Company to each Eligible Director an option to purchase 10,000 shares of Common Stock on the date the Eligible Director is initially elected to the Board of Directors. Further, the Company shall grant to each Eligible Director an option to acquire an additional 5,000 shares of Common Stock on an annual basis thereafter. As of the date of this Proxy Statement, options covering 75,000 shares of Common Stock have been granted under the Outside Directors Plan. The options to be granted, and to be granted, under the Outside Directors Plan are nonqualified stock options, i.e., they do not satisfy the requirements to be "incentive stock options" under
Section 422 of the Internal Revenue Code, as amended (the "Code"). The Outside Directors Plan provides that each option granted shall be granted as follows:

       a. Exercise Price. The exercise price of options granted under the Outside Directors Plan will be the "Fair Market Value" of the shares of Common Stock subject to the option on the date the option is granted. Stock purchased upon the exercise of an option granted under the Outside Directors Plan must be paid in cash in full at the time of exercise and must be exercised for not less than one thousand (1,000) shares of Stock unless the remaining shares that are exercisable are less than one thousand (1,000) shares.

       b. Terms of Options. No option shall be exercisable until after the expiration of six (6) months from the date the option was granted and no option shall be exercisable after the expiration of ten (10) years from the date the option is granted.

Grant of Stock Awards. The Outside Directors Plan presently provides for the issuance to each Eligible Director of a number of shares of Common Stock of the Company having a value equal to sixty-five percent (65%) of the Director Fee at the then fair market value of such shares. The balance of the Director Fees are paid in cash.
Under the Third Amendment, an Eligible Director may elect to receive either sixty-five percent (65%) of the Director Fee in Common
Stock of the Company with the balance paid in cash, or one hundred percent (100%) of the Director Fee in Common Stock of the Company.
Also under the Third Amendment, the number of shares of Common Stock of the Company issuable to the Eligible Directors shall be determined by valuing the Common Stock at seventy-five percent (75%) of its fair market value on the business day immediately preceding the date that the Director Fee is due. Neither the provision allowing each Eligible Director the option of taking one hundred percent (100%) of the Director Fee in Common Stock, nor the provision valuing the Common
Stock issued to the Eligible Directors at seventy-five percent (75%) of fair market value were part of the original Outside Directors Plan, but both are proposed to be added to the Outside Directors Plan under the Third Amendment. If the Third Amendment had been effective for the full year of 1995, and each Eligible Director had opted to take sixty-five percent (65%) of the Director Fee in Common Stock, the Eligible Directors would have received 15,877 shares of Common Stock, representing sixty-five percent (65%) of the Director Fees payable in 1995 and based on seventy-five percent (75%) of the Fair Market Value of the Common
Stock on the day immediately preceding the date on which the Director Fee was paid. If the Third Amendment had been effective for the full year of 1995, and each Eligible Director had opted to take one hundred percent (100%) of the Director Fee in Common Stock, the Eligible Directors would have received 24,427 shares of Common
Stock, representing one hundred percent (100%) of the Director Fees payable in 1995, based on seventy-five percent (75%) of the Fair
Market Value of the Common Stock on the day immediately preceding the date on which the Director Fee was paid, and (ii) pursuant to the terms of the Third Amendment, the cash amount of the Director
Fees in 1995 would have been reduced by one hundred percent (100%) or $15,575. No shares of Common Stock received in lieu of Director
Fees may be transferred by an Eligible Director until after the expiration of six (6) months from the date the shares are issued.

Amount or Termination. The Board of Directors may amend or modify the Outside Directors Plan at any time (except as otherwise provided in the Outside Directors Plan). No options may be granted and no Stock Awards may be issued under the Outside Directors Plan more than ten (10) years after the Outside Directors Plan was adopted.

Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock for which options may be granted or Stock Awards may be issued and the number of shares of Common Stock subject to options previously granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend. Such adjustments shall be made solely by the Board of Directors.

Fair Market Value. As provided in the Outside Directors Plan, the "Fair Market Value" generally means the closing sales price, or the mean between the closing high "bid" or low "asked" prices, of the Common Stock on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service.

Federal Tax Consequences. An Eligible Director will realize no taxable income at the time an option is granted under the Outside Directors Plan. Ordinary income will generally be realized by the Eligible Director at the time of his exercise of an option. The amount of income will be equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price for such shares. When an Eligible Director disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss depending upon the holding period of the shares.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible
Director is considered to have realized ordinary income on the exercise of an option.

The Fair Market Value of the shares of Common Stock issued to an Eligible Director pursuant to a Stock Award will generally be includible as ordinary income in the Eligible Director's gross income for the Eligible Director's taxable year in which the shares of Common Stock are issued. In addition, the value of a Stock Award will constitute earnings from self-employment in respect of which an Eligible Director will be required to make FICA and/or Medicare contributions. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible Director is considered to have realized ordinary income.
When an Eligible Director disposes of shares of Common Stock acquired pursuant to a Stock Award, generally any amount received in excess of the Fair Market Value of such shares on the date of the Stock Award will be treated as long or short-term capital gain, depending on the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of the Stock Award, the loss will be treated as long or short-term loss depending on the holding period of the shares.

The above-described tax consequences are based upon present federal income tax laws, and thus, are subject to change when such laws change.

Although the affirmative vote of the Common Stock present in person or represented by proxy at the Meeting is not required for the adoption of the Third Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, the Board of Directors of the Company has determined that the Third Amendment will not be adopted unless such is approved by a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Meeting since only one (1) of the three (3) members of the Board of Directors as of the date of this proxy statement is a director that cannot participate in the Outside Director Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE THIRD AMENDMENT TO THE 1992 OUTSIDE
DIRECTORS STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 3 - APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

General. On September 19, 1996, the Board of Directors, subject to approval by the stockholders, adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "Employee Plan"). The Board of Directors believes that adoption and approval of the Employee Plan will serve to attract and to retain key personnel and other employees and to enhance their interests in the Company's continued success by providing such persons with long-term equity interests in the Company. Such equity interests will more closely align the financial interests of such key employees and personnel with the stockholders and create significant incentives for increasing stockholder value. The Board of Directors unanimously recommends that stockholders approve the Employee Plan.

Principal features of the Employee Plan, as adopted by the Board of Directors, are summarized below, but such summary is qualified in its entirety by reference to the terms of the Employee Plan, as set forth in Exhibit "B" to this Proxy Statement.

Employee Plan. The Employee Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Employee Plan will provide eligible employees of the Company and its subsidiaries who wish to become stockholders an opportunity to purchase Common Stock of the Company, which the Board of Directors believes is in the mutual best interests of the employees of the Company and its subsidiaries and the Company itself. The maximum number of shares of Common Stock of the Company that may be issued under the Employee Plan will be 500,000 shares of Common Stock (subject to adjustment as provided in the Employee Plan). As of the Record Date, the fair market value of a share of Common Stock of the Company is $1.9375, based on the closing price of such stock on the NASDAQ on such date and, as a result, the aggregate fair market value of the 500,000 shares of Common Stock that may be granted under the Employee Plan was $968,750 as of the Record Date. The shares of Common Stock to be delivered under the Employee Plan will be made available from the authorized and unissued or treasury shares of the Company, or a combination of both.

Administration. The Employee Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors to administer the Plan (the "Committee"). The Board of Directors or the Committee will have full power and authority under the Employee Plan to operate and administer the Employee Plan within the confines of Section 423 of the Internal Revenue Code of 1986, as amended, which power and authority shall include, but not be limited to, that of modifying the terms and conditions of awards to be granted and establishing such rules and regulations as it shall deem appropriate for proper administration of the Employee Plan.

Eligibility.  An "Eligible Employee" is a person who, on an Offering
Date (as defined in the Employee Plan), is an employee of the Employer (as defined in the Employee Plan), and has completed at least six (6) months of continuous service for the Employer; and, the person is not deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. As of the date of this Proxy Statement, it is expected that approximately two-hundred fifty (250) persons are eligible to participate in the Employee Plan.

Exercise Price and Stock Purchase Account. The exercise price shall initially be the sum of (i) eighty-five percent (85%) of the market value of each such share of Common Stock on the offering date on which such offering commences or on the exercise date on which such offering expires, whichever is lower, and (ii) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Common Stock is purchased. In no event shall the purchase price per share be less than the par value per share of the stock. Payment for the shares of stock purchased by a participant under the Employee Plan shall be paid out of the participant's stock purchase account, which shall be established by each participant, and which shall be funded by authorized payroll deductions of from one percent (1%) to five percent (5%) of the gross amount of each participant's compensation during a purchase period. The stock purchase account may be additionally funded by additional contributions made by the participant, subject to the approval of the Company, and, provided that: (a) all such additional contributions shall be made no later than the first business day of the last month in the purchase period; (b) only one such additional contribution shall be accepted from any participant in any purchase period; and, (c) such additional contributions shall be from $25 to $2,000 and shall be in an amount which is in a multiple of $25 within such range.

Limitation on Shares to be Acquired by Any One Participant. The maximum number of shares of Common Stock that may be purchased for each participant on a purchase date is the least of (a) the number of shares of Common Stock that can be purchased by applying the full balance of the participant's stock purchase account to such purchase of shares at the price such shares are purchased pursuant to the Employee Plan, (b) the participant's proportionate part of the aggregate number of such shares of Common Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, or (c) the number of whole shares determined by multiplying the participant's annual rate of Compensation as of the Offering Date by .02, and by adding the product so determined to the number one hundred (100); provided, the purchase limitation described in the preceding subsection (c) shall be the maximum number of shares of Common Stock that can be purchased by a participant in a Plan Year (as defined in the Employee Plan). A participant may not purchase shares of Common Stock having an aggregate market value of more than Twenty-Five Thousand Dollars ($25,000.00) for each calendar year in which one or more offering(s) is or are outstanding at any time.

Amendment or Termination. The Board of Directors may amend or terminate the Employee Plan at any time, except as otherwise provided in the Employee Plan.

Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of stock reserved for purchase under the Employee Plan, as hereinabove provided, and the calculation of the purchase price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the stock) or any other increase or decrease in the number of outstanding shares of stock affected without receipt of consideration by the Company.

Federal Tax Consequences. Under the Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of Common Stock pursuant to the Employee Plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. If the shares are sold or otherwise disposed of or the participant dies while owning the shares, thenparticipant's death, then the participant will recognize ordinary income in an amount equal to the lesser of (i) fifteen percent (15%) of the fair market value of the shares on the applicable Offering Date, or (ii) the amount by which the fair market value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction.

In either case, the participant may also have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

For participants who are officers or Directors subject to the restriction of Section 16(b) of the Securities Exchange Act of 1934, as amended, the federal income tax consequences are generally the same as described above.

The affirmative vote of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Meeting is required for the adoption of the Employee Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1996 EMPLOYEE STOCK
PURCHASE PLAN.


PROPOSAL 4 - AMENDMENT TO CERTIFICATE OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO
50,000,000.

The Board of Directors of the Company recommends that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase from 20,000,000 to 50,000,000 shares the Company's authorized Common Stock, par value $.001 per share (the "Common Stock"). As of the Record Date, 9,366,035 shares (excluding 920,000 treasury shares) of Common Stock were issued and outstanding. Of the remaining 10,633,965 shares of Common Stock that are presently either authorized but unissued or held in treasury, approximately 17,462,060 shares are reserved, or are to be reserved, for issuance as follows: (i) 500,000 shares for issuance under the Company's 1991 Performance Equity Plan; (ii) 250,000 shares for issuance pursuant to the 1992 Outside Directors Stock Option and Incentive Plan; (iii) approximately 400,000 shares for issuance pursuant to the 1993 Nonqualified Stock Option Plan; (iv) 8,512,060 shares for issuance under outstanding warrants granted by the Company, prior to applicable anti-dilution adjustments; (v) up to 7,300,000 shares for issuance upon conversion of 5,500 shares of Series 3 Preferred (see "Certain Relationships and Related Transactions"), and (vi) 500,000 shares for issuance upon exercise of options to be issued under the 1996 Employee Stock Purchase Plan, if such Plan is approved by the stockholders at the Meeting (see "Proposal 3 - Approval of the 1996 Employee Stock Purchase Plan"). As of the Record Date, the Company has granted options under the various incentive stock option plans for 1,118,838 shares of Common Stock and anticipates that it will, from time to time, grant additional options for the remaining balance of the shares of Common Stock reserved for issuance under such plans.

The Series 3 Preferred is convertible into from approximately 3,700,000 to approximately 7,300,000 shares of Common Stock, or more under certain limited circumstances. See "Certain Relationships and Related Transactions." In the event all of the Series 3 Preferred were converted into the maximum number of shares of Common Stock possible (approximately 7,300,000 assuming that the fair market value of the Common Stock at the time of conversion is $1.00 or less and the minimum conversion price is not adjusted), and all of the warrants granted by the Company that are outstanding currently are exercised and such conversion and exercise occurs without the amendment to the Certificate of Incorporation as described in this Proposal No. 4 being approved by the stockholders of the Company, the Company would be obligated to issue more shares of Common Stock than are currently authorized and unissued under the Certificate of Incorporation or which are held by the Company as treasury shares. Therefore, if the stockholders do not approve this Proposal No. 4 amending the Certificate of Incorporation to authorize additional shares of Common Stock, it is possible that the Company would be able to fulfill some, but not all, of its obligations to issue shares of Common Stock. Should the Company be unable to fulfill such obligations, it is possible that certain actions could be taken against the Company, including, but not limited to, the filing of lawsuits against the Company.

The Company's Restated Certificate of Incorporation, as amended, presently authorizes 22,000,000 shares of capital stock of the Company, of which 20,000,000 shares consist of Common Stock and 2,000,000 shares consist of preferred stock, par value $.001 ("Preferred Stock"). If the proposed amendment is approved, the additional authorized, but unissued shares of Common Stock will be identical in all respects to presently authorized shares of Common Stock. The Board of Directors believes that an increase in the number of authorized shares of Common Stock is desirable in order to provide the Company with shares which will be available for issuance from time to time, without further action or authorization by the stockholders, as needed for such proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include, among other things, the Company's ability to fulfill its current obligations under the Series 3 Preferred, warrants presently outstanding and stock option plans presently outstanding and proposed in this Proxy Statement, the raising of capital funds through private or public offerings, the acquisition by the Company of other companies, declaration of stock splits or stock dividends, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for the Company's employees and non-employee Directors and the issuance of stock under warrants granted or to be granted in the future.

It should be noted that the issuance of additional shares of Common Stock could have a detrimental effect upon existing holders of the Company's Common Stock since such issuance may, among other things, have a dilutive effect on the earnings per share of Common Stock and the voting rights of holders of the Common Stock. The issuance of additional shares of Common Stock could also have a dilutive effect on the voting rights of existing holders of the Preferred Stock to the extent they have rights to vote as a class with the holders of the Common Stock.

Although authorization of additional shares of Common Stock is recommended by the Board of Directors for the reasons stated herein, and not because of any possible anti-takeover effect, such additional authorization of shares of Common Stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove the Directors, replace incumbent Directors, accomplish certain business combinations or alter, amend, or repeal portions of the Certificate of Incorporation.

Under Delaware law, an amendment of a Certificate of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the outstanding stock entitled to vote thereon. In this instance, the holders of Common Stock are entitled to vote on the amendment and the holders of a majority of such Common Stock must approve this amendment for its passage.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000.


PROPOSAL 5 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the Stockholders, the Board of Directors has reappointed Arthur Andersen LLP ("Arthur Andersen") as independent accountants to audit the consolidated financial statements of the Company for the year 1996. Arthur Andersen has been the independent accountant to the Company since 1994. It is expected that representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.


     STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 1997 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 1997 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received not later than _________________. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc.,
1940 N.W. 67th Place, Gainesville, Florida 32653.


                               OTHER MATTERS

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgement on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual
Meeting of Stockholders, Proxy Statement and accompanying Proxy Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K

The Company will provide, without charge, to each stockholder solicited to vote at the Meeting, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company to the Chief Financial Officer, 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

                                         By Order of the Board of Directors


                                          Richard T. Kelecy
Gainesville, Florida                      Secretary
November ___, 1996





















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